Exhibit 24.1

NORDSON CORPORATION

POWER OF ATTORNEY

FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose name is signed hereto has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint, Gina A. Beredo, Executive Vice President, General Counsel and Secretary, Nordson Corporation, her or his true and lawful attorney, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Nordson Corporation, an Ohio corporation (the “Company”), to (i) any and all Registration Statements on Form S-8 and amendments thereto, including Post-Effective Amendments and any subsequent Registration Statements pursuant to Rule 462 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the Nordson Corporation 2021 Stock Incentive and Award Plan, and (ii) any and all Post-Effective Amendments to the Registration Statement on Form S-8 (Registration No. 333-119399) as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with the Nordson Corporation 2004 Long-Term Performance Plan, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 2nd day of March, 2021.

Name	Title	Date

/s/ Sundaram Nagarajan Sundaram Nagarajan	Director, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2021

/s/ Joseph P. Kelley Joseph P. Kelley	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2021

/s/ Michael J. Merriman, Jr. Michael J. Merriman, Jr.	Chair of the Board	March 2, 2021

/s/ John A. DeFord John A. DeFord	Director	March 2, 2021

/s/ Arthur L. George, Jr. Arthur L. George, Jr.	Director	March 2, 2021

/s/ Frank M. Jaehnert Frank M. Jaehnert	Director	March 2, 2021

/s/ Ginger M. Jones Ginger M. Jones	Director	March 2, 2021

/s/ Jennifer A. Parmentier Jennifer A. Parmentier	Director	March 2, 2021

/s/ Mary G. Puma Mary G. Puma	Director	March 2, 2021

/s/ Victor L. Richey, Jr. Victor L. Richey, Jr.	Director	March 2, 2021